Exhibit 10.24

MISSISSIPPI BUSINESS FINANCE CORPORATION

to

U.S. BANK NATIONAL ASSOCIATION

(successor to Deutsche Bank National Trust Company),

as Trustee

FIRST SUPPLEMENTAL TRUST INDENTURE

Dated as of March 1, 2014

Relating to:

Mississippi Business Finance Corporation
Taxable Industrial Development Revenue Bonds, Series 2013
(Helen of Troy Olive Branch, MS Project)

FIRST SUPPLEMENTAL TRUST INDENTURE dated as of March 1, 2014 (the “Supplemental Indenture”) between the MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation duly created and validly existing pursuant to the Constitution and laws of the State of Mississippi (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION (successor to Deutsche Bank National Trust Company), Olive Branch, Mississippi, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the “Trustee”), evidencing the agreement of the parties hereto.

RECITALS

WHEREAS, the Issuer and the Trustee are parties to that certain Trust Indenture dated as of March 1, 2013 (the “Indenture”) relating to the issuance of the $38,000,000 maximum aggregate principal amount of Mississippi Business Finance Corporation Taxable Industrial Development Revenue Bonds, Series 2013 (Helen of Troy Olive Branch, MS Project), dated as of March 20, 2013 (the “Bonds”);

WHEREAS, each of the Issuer and the Trustee have been directed by Kaz USA, Inc., a Massachusetts corporation (the “Company”), and Bank of America, N.A. (the “Purchaser”) to amend the Indenture pursuant to this Supplemental Indenture as provided herein;

WHEREAS, in furtherance of the foregoing, each of the Issuer and the Trustee have agreed to amend the applicable provisions of the Indenture to the extent specified below upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the agreements hereinafter contained, the parties hereto agree as follows:

Section 1.Definitions.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture.

Section 2.Amendments to the Indenture.  (a) Section 1.1 of the Indenture is hereby amended by adding the defined terms thereto in proper alphabetical order to read as follows:

“Limited” means Helen of Troy Limited, a Bermuda company.

“Stock Repurchase Effective Date” means the date of the closing of the cash tender offer commenced reasonably after February 7, 2014 pursuant to which Limited shall make payment for the initial Treasury Stock Purchases in connection with such tender offer.

“Treasury Stock Purchase” means, with respect to any Person, any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other equity interests of such Person or on account of any returns of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

(b)The penultimate sentence in the first paragraph after the table in the definition of “Applicable Margin” set forth in Section 1.1 of the Indenture is hereby amended to read as follows:

“Notwithstanding the foregoing, the Applicable Margin in effect from and after the Stock Repurchase Effective Date through and including the date the Compliance Certificate is delivered to the Purchaser pursuant to Section 7(b)(2) of the Guaranty Agreement for the first fiscal quarter ending after the Stock Repurchase Effective Date shall be no less than Level III.”

Section 3.Ratification.  Except as expressly amended hereby, all of the provisions of the Indenture shall remain unaltered and in full force and effect, and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by the Issuer and the Trustee.  Any holder of the Bonds, and all successive transferees of the Bonds, by accepting such Bond, are deemed to have agreed to the terms of this Supplemental Indenture.

Section 4.Severability.  In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 5.Execution in Counterparts.  This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 6.  Applicable Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of Mississippi.

IN WITNESS WHEREOF, the Mississippi Business Finance Corporation has caused these presents to be signed in its name and behalf and its official seal to be hereunto affixed and attested by its duly authorized officers, and Deutsche Bank National Trust Company, as Trustee, has caused these presents to be signed in its name and behalf and its official seal to be hereunto affixed and attested by its duly authorized officers, all as of the day and year first above written.

MISSISSIPPI BUSINESS FINANCE

[SEAL]CORPORATION

By:  /S/ William T Barry

Executive Director

Attest:

Secretary

/S/ Cindy S. Carter

U.S. BANK NATIONAL ASSOCIATION

(successor to Deutsche Bank National

Trust Company), as Trustee

[SEAL]By:  /S/ Gail Wilson

Title:  Vice President

Consented to:

BORROWER:

KAZ USA, INC.

By:/S/ Thomas J. Benson

Title:Senior Vice President

BONDHOLDER:

BANK OF AMERICA, N.A.

By:/S/ Julie Castano

Title:Senior Vice President